Exhibit 99.1

Charge Enterprises Announces Decision of Nasdaq Hearings Panel To Delist Common Shares

February 22, 2024 04:15 PM Eastern Standard Time

NEW YORK--(BUSINESS WIRE)--Charge Enterprises, Inc. (Nasdaq: CRGE) ("Charge" or the "Company”), today announced that on February 20, 2024, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that trading of its common stock will be suspended as of the opening of business on February 29, 2024 (the “Delisting Letter”).

The Company had previously been notified by Nasdaq on August 22, 2023, that it was no longer in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price per share for the Company’s Common Stock had closed below $1.00 for the previous 30 consecutive business days. The Company had applied for an additional 180-day compliance period to regain compliance with Nasdaq Listing Rule 5550(a)(2) (the “Extension Request”).

On February 20, 2024, the Company received written notice from Nasdaq that the staff of Nasdaq had denied the Extension Request. Nasdaq determined that the Company was not eligible for the Extension Request and reached its decision to commence delisting proceedings of the Common Stock because the closing bid price of the Company’s common stock has closed below $0.10 and may soon trigger delisting under Nasdaq Listing Rule 5810(c)(3)(A)(iii). The Company does not intend to appeal the staff’s determination and, accordingly, the Company expects that the Common Stock will be delisted at the opening of business on February 29, 2024.

The Company anticipates that after delisting, the Company’s common stock will be quoted on the OTC Pink Market under the symbol “CRGE”.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", “potential”, "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include statements regarding litigation efforts, future operations, the Company’s ability to maintain internal capital sufficient to pursue the above litigation at all times necessary going forward and other risks discussed in Charge's filings with the U.S. Securities and Exchange Commission ("SEC"). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this report speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, and subsequent reports we file from time to time with the SEC, including Charge’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2023, which are available on the SEC's website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

About Charge Enterprises, Inc.

Charge Enterprises, Inc. is an electrical, broadband and EV charging infrastructure company that provides clients with end-to-end project management services. Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for electric vehicles, we aim to create a future where transportation is clean, efficient, and connected and to empower individuals, communities, and businesses to thrive in a more sustainable world. Our plan is to cultivate repeat customers and recurring revenues by deploying a multi-phased strategy, initially where investment in the EV charging revolution is taking place, the nation’s approximately 18,000 franchised auto dealers.

To learn more about Charge, visit Charge Enterprises, Inc.

Contacts

Alex Thompson
Gateway Group
949-574-3860
CRGE@gateway-grp.com